                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-84473 and 333-57052) of Oriental Financial Group Inc. of our report dated August 17, 2001 relating to the consolidated financial statements of Oriental Financial Group Inc. as of June 30, 2001 and for each of the two years in the period ended June 30, 2001, which report appears in the current report on Form 8-K of Oriental Financial Group Inc. filed on August 27, 2003.



/s/ PRICEWATERHOUSECOOPERS LLP
San Juan, Puerto Rico
August 27, 2003